UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2024

NATURAL RESOURCE PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana St., Suite 3325 Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(713) 751-7507
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	NRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.         Other Events

On September 3, 2024 (the "Redemption Date"), Natural Resource Partners L.P. (the “Partnership”) redeemed the remaining 31,666 Class A Preferred Units ("preferred units") at a redemption price equal to the Liquidation Value pursuant to Sections 5.10(h)(i)(B) of that certain Fifth Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of March 2, 2017 (the "Partnership Agreement"), On the Redemption Date, the Partnership paid the holders of the preferred units $31,666,000 in cash, plus any accrued and unpaid distributions with resepct of such units. Following the redemption, the preferred units were retired and are no longer outstanding, and all rights of the holders thereof have ceased with respect to the preferred units.  Of the originally issued 250,000 preferred units, after giving effect to this redemption and all prior redemptions, no preferred units remain outstanding.

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: September 6, 2024		/s/ Philip T. Warman
Philip T. Warman
General Counsel

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